===================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 25, 2008

EMPIRE WATER CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of	(Commission File No.)
incorporation)

25 Orchard Road
Lake Forest, California 92630
(Address of principal executive offices and Zip Code)

(949) 768-1600
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

===================================================================================

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

     On June 25, 2008, we completed the sale of 600,000 Units at a per Unit price of $1.25 per Unit, for aggregate gross proceeds of $750,000. The Units were offered by us on a “best efforts” basis. Each Unit consisted of one restricted share of common stock and one Warrant. Each Warrant is exercisable for a period of two years from the date of issuance at an exercise price of $1.25 per Warrant. We sold the Units to three persons. The foregoing Units were sold to two non-US persons pursuant to Regulation S of the Securities Act of 1933 and to Peter Jensen, our principal executive officer and principal financial officer pursuant to Section 4(2) and/or Section 4(6) of the Securities Act of 1933. Each person purchased 200,000 Units. No commissions were paid to anyone in connection with the foregoing transactions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of June 2008.

EMPIRE WATER CORPORATION

BY:	LARRY ROWE
Larry Rowe, President